UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

299 South Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check number if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of new CFO

On May 20, 2025, Arvana, Inc. (the “Company”) announced the hiring of Andrew E. Morrison, CPA, effective May 20, 2025. Mr. Morrison was appointed, effective immediately, as a member of the board of directors of the Company as well as the Company’s Chief Financial Officer and Treasurer. Upon his appointment, Mr. Morrison will serve as the Company’s principal financial officer and principal accounting officer.

There is no arrangement or understanding between Mr. Morrison and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Morrison and any of the Company’s other directors or executive officers. Additional information about Mr. Morrison is provided below:

Mr. Morrison is a Certified Public Accountant and holds a Master of Accountancy degree from Brigham Young University. Mr. Morrison previously served as a Senior Manager at the public accounting firm Gibbons & Associates, LLC. Prior to his time at Gibbons & Associates, Mr. Morrison worked at A-Core, Inc. where he was responsible for directing and communicating all aspects of finance, accounting, and treasury operations. Prior to his time at A-Core, Mr. Morrison worked at various public accounting firms in the Greater Salt Lake area.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.	Date

By: /s/ James Kim	May 20, 2025
Name: James Kim, CEO
Phone: 702-889-1072
Email: info@arvana.us
Website: https://arvana.us
Title: Chief Executive Officer

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